Exhibit A

EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Ordinary Shares, par value US$0.00025 per share, of Weibo Corporation, an exempted company incorporated under the laws of the Cayman Islands, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 9, 2016.

Ali WB Investment Holding Limited

By:	/s/ Timothy A. Steinert
	Name:	Timothy A. Steinert
	Title:	Director

Alibaba Investment Limited

By:	/s/ Timothy A. Steinert
	Name:	Timothy A. Steinert
	Title:	Director

Alibaba Group Holding Limited

By:	/s/ Timothy A. Steinert
	Name:	Timothy A. Steinert
	Title:	General Counsel and Secretary